Consent of Independent Registered Public Accounting Firm

Gulf Resources, Inc.
No. 99, Wenchang Road
Chenming Industrial Park
Shouguang City
Shandong
China

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 2, 2010, relating to the consolidated financial statements of Gulf Resources, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Limited

BDO Limited
Hong Kong

July 27, 2010